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                                                                    EXHIBIT 10.4




                         SEVERANCE AGREEMENT AND RELEASE


THIS SEVERANCE AGREEMENT AND RELEASE ("Agreement") is made June 7, 1999 between Gantos, Inc., a Michigan corporation (the "Company"), and Neal Gottfried ("Mr. Gottfried "). The Company and Mr. Gottfried are sometimes referred to together as the "Parties" and individually as a "Party".

                                 R E C I T A L S

A. Mr. Gottfried is the Senior Vice President, Store Operations and Visual Merchandising of the Company.

B. Mr. Gottfried wishes to resign from all of his positions with the Company and to settle and resolve all actual and potential claims against the Company and its affiliates in accordance with this Agreement.

C. The Company wishes to accept Mr. Gottfried's resignation and to settle and resolve all actual and potential claims against Mr. Gottfried in accordance with this Agreement.

THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. TERMINATION OF MR. GOTTFRIED'S EMPLOYMENT. Effective as of May 7, 1999 (the "Effective Date"), Mr. Gottfried resigns from all of his positions with the Company, including, without limitation, as Senior Vice President, Store Operations and Visual Merchandising.

         (a) For a reasonable period after Effective Date, Mr.Gottfried will answer inquiries from Company concerning aspects of the Company's business affairs of which he has knowledge and which occurred during his employment.

2.       SEVERANCE COMPENSATION

         (a) CASH PAYMENT: The Company will pay Mr.Gottfried $56,250.00, representing thirteen (13) weeks salary, as his exclusive severance benefit. In addition to severance, the Company will pay Mr. Gottfried $16,197.82, representing 149.74 hours of accrued vacation pay. Mr. Gottfried agrees that he is not otherwise entitled to the severance consideration. The cash payments described in this paragraph 2(a) shall be paid in a lump sum on the first regular payroll date that is at least seven (7) days after the date this agreement is signed by both parties.

         (b) MEDICAL AND DENTAL BENEFITS: The Company will provide Mr. Gottfried with the opportunity to continue his current Company health insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). Mr. Gottfried



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                  will pay the cost of such insurance, including any premiums relating to such insurance, beginning as of the Effective Date in accordance with the Company policy on "COBRA" payments.

         (c) NO OTHER PAYMENT OR BENEFITS: Mr. Gottfried will not be entitled to any other payments or benefits whatsoever, including participation after the Effective Date in the 401(k) Plan or the 1999 Gantos, Inc. Executive Bonus Plan. For no purpose (including 401(k) contributions, the 1999 Gantos, Inc. Executive Bonus Plan, vacation benefits, or other benefits) shall the payments and benefits described in this paragraph 2 be considered salary to Mr. Gottfried or be deemed to continue his employment beyond the Effective Date.

         (d) STOCK OPTIONS: As of the Effective Date, (1) Mr. Gottfried's stock option agreements with the Company, and (2) the letter agreement, dated as of April 14, 1997, between the Company and Mr. Gottfried, are cancelled, and Mr. Gottfried shall have no further rights under such agreements.

         (d) TAXES: The Company will withhold from the cash payments described in this paragraph 2, withholding for federal, state, city and other taxes.

 3.   CONFIDENTIALITY AND NON-SOLICITATION

         (a)      CONFIDENTIALITY:   Mr. Gottfried will not, at any time,
                  directly or indirectly, disclose or make accessible to any person or entity or use in any way for his own personal gain or to the Company's detriment (I) any confidential or secret information as to the Company, including information as to the prices, costs, discounts or profit margins of any goods or services sold, purchased or handled by the Company, (ii) any confidential or secret information relating to the Company's business, sales, financial structure, store layouts, supply sources, designs, procedures, information systems, personnel decisions, payroll of associates, store leases, relationships with landlords, administration, future plans or operations, or
                  (iii) this Agreement or its terms (except to his counsel, his tax adviser and his immediate family, but only after advising them of the confidential nature thereof and instructing them to keep the information confidential), all except as authorized or directed by the Company and except that the foregoing restrictions will not apply to information generally available to others in the Company's line of business, information in the public domain (other than as a result of Mr. Gottfried's violation of this paragraph 3(a)), information disclosed or made available by the Company to any other person on a non-confidential basis or disclosures Mr. Gottfried is required by law to make. These provisions against disclosure expressly include all documents, notes, memoranda, correspondence and other information, whether written or oral, regardless of whether prepared by Mr. Gottfried or another person or entity. Mr. Gottfried represents and warrants that he has returned to the Company all confidential materials and files over which he exercises any control and all other materials and files relating to the Company, its stores or its business.

         (b) NON-DISPARAGEMENT: Mr. Gottfried will not at any time (I) make any statements to any third party or to any employees of the Company about the Company, or any of its employees, officers, directors, agents or affiliates in disparaging terms, or (ii)


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                  engage in any other activity calculated to damage the Company or its best interests. The Company will not at any time (I) make any statements to any third party about Mr. Gottfried in disparaging terms,or (ii) engage in any other activity calculated to damage Mr. Gottfried or his best interests.

         (c) NON-SOLICITATION: Mr. Gottfried will not at any time during the twelve (12) months after the Effective Date, directly or indirectly, solicit for any purposes, interfere with, entice away from the Company, or hire, any employee or agent of the Company.

         (d) ENFORCEABILITY: Paragraphs 3(a) and (b) are intended, among other things, to protect the confidential information of the Company. If for any reason a court determines that any part of this paragraph 3 is unreasonable in scope or otherwise unenforceable, such provisions will be modified and fully enforceable, as so modified, to the maximum extent the court determines lawful and enforceable under the circumstances.

4.        TERMINATION OF PRIOR AGREEMENTS:   This Agreement supersedes all prior
          understandings and agreements between the parties (written or otherwise). Mr. Gottfried acknowledges that he is not entitled to any severance or termination payments whatsoever in connection with the termination of his employment with the Company, except as otherwise provided in paragraph 2.

5.       RELEASE

         (A) RELEASE: In consideration of, and in reliance on, the Parties entering into this Agreement and agreeing to the terms and conditions of this Agreement, including the severance compensation provided in paragraph 2, which Mr. Gottfried acknowledges as adequate, Mr. Gottfried hereby unconditionally and forever releases and discharges the Company and its employees, officers, directors, shareholders, affiliates, agents, trusts, partnerships, attorneys and successors and assigns from, and hereby waives, any and all causes of action, suits, damages, claims and demands which Mr. Gottfried ever had, which is now existing or which may hereafter arise between him and the Company, directly or indirectly, by reason of any facts existing on or prior to the Effective Date, whether known or unknown, except for a Party's violation of this Agreement, and specifically including, but not limited to, any and all claims for defamation, wrongful discharge, breach of contract, negligence and any other tort actions, and/or discrimination, harassment and/or retaliation on account of age, sex, sexual orientation, race, color, religion, marital status, disability, height, weight, national origin, or any other classification recognized under the common law of the State of Michigan or the State of Connecticut, local law and/or ordinance, any and all claims or relating to Mr. Gottfried's employment with the Company, or any of its affiliates or the termination of such employment (including severance pay, vacation pay, any rights to any participation in the 1999 Gantos, Inc. Executive Bonus Plan, and all other forms of any pay or benefits), and specifically including any and all claims arising under or in connection with the civil rights statutes, including, but not limited to,Title VII of the Civil Rights Act of 1964, The Age Discrimination Act of 1967, The Age Discrimination in Employment Act, and/or the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act, the Americans with Disabilities Act,


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              the Family and Medical Leave Act of 1993, the Elliott-Larsen Civil
              Rights Act, the Michigan Persons with Disabilities Civil Rights Act, the Michigan Whistleblower's Protection Act, the Fair Labor Standards Act, 42 USC 1981, 1985, 1986, 1988; 20 USC 621, any and
              all amendments to such statutes, all other federal, state or local laws, the common law of the State of Michigan or the State of Connecticut and any actions based upon tort, breach of contract, defamation or injuries on the job. Mr. Gottfried understands and agrees that this is a total and complete release and waiver by Mr. Gottfried of all claims which he has or may have against the Company, based on facts existing as of the Effective Date, whether known or unknown by Mr. Gottfried at that time and even though there may be facts and consequences which are unknown to Mr. Gottfried. Mr. Gottfried further agrees that he has suffered no work-related injury or illness, and that he has been properly paid all of his past wages and benefits as of this date. Neither party will bring suit or make a claim or charge in any manner with respect to any claim released under this Agreement.

              (b) BENEFIT PLANS: Mr. Gottfried is not releasing any rights he may have to benefits arising under the 401(k) Plan; provided, that Mr. Gottfried acknowledges that he will no longer be an employee of the Company as of the Effective Date and, therefore, is not entitled to future contributions to the 401(k) Plan on his behalf on or after the Effective Date.

6. REMEDIES: The Parties' rights, undertakings and provisions under this Agreement are related to matters which are of a special and unique character, and a violation of any of the terms of this Agreement will cause irreparable injury, the amount of which will be difficult, if not impossible, to determine and cannot be adequately compensated by monetary damages alone. Therefore, if a Party breaches or threatens to breach any of the terms of this Agreement, in addition to any other remedies that may be available under this Agreement, applicable law or equity, the Party injured or threatened to be injured by such breach will be entitled, as a matter of course, to specific performance, an injunction, a restraining order, or any other equitable relief from any court of competent jurisdiction, requiring compliance with this Agreement or restraining any violation or threatened violation of any such terms by a Party or by such other persons as the court may order.

7.       MISCELLANEOUS:

         (A) SUCCESSORS: This Agreement will be binding upon the Parties and their respective successors, assigns, heirs, executors and administrators.

         (B) GOVERNING LAW: This Agreement will be governed by and construed in accordance with, the internal laws of Connecticut. The Parties select the state and federal court of appropriate jurisdiction in Connecticut as the sole proper forms having jurisdiction over all disputes arising from or in connection with this Agreement. The Parties consent to be subject to personal jurisdiction of the courts of Connecticut with respect to any such dispute.

         (c) COUNTERPARTS: This Agreement may be signed in counterparts both of which together will be deemed an original of this Agreement.

         (d) ENTIRE AGREEMENT AMENDMENT: This Agreement constitutes the entire


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              Agreement of the Parties with respect to the subject matter of this Agreement and such other Agreements; this Agreement may be amended only by a written instrument executed by both parties.

         (e) LEGAL FEES: DAMAGES FOR BREACH: The prevailing Party in any action under this Agreement will be entitled to recover from the other Party, in addition to any other relief provided by law, such costs and expenses as may be incurred by the prevailing Party (including court costs and reasonable attorneys fees) in connection with enforcing or establishing the applicability or validity of this Agreement (including investigating and responding to any demand of claim) and in prosecuting any counterclaim or cross-claim based thereon. Each party shall be liable to the other Party for any damages (including costs and reasonable attorneys' fees) resulting from any breach of this Agreement by such Party. The rights and remedies set forth in this paragraph 7(e) are in addition to the rights and remedies otherwise available to the Parties under any applicable agreement between the Parties or applicable law (including injunctive or other equitable relief).

         (f) SEVERABILITY: The provisions of this Agreement will be deemed severable, and if any part of any provision is held illegal, void or unenforceable under applicable law, such provision may be changed to the extent necessary to make the provision, as so changed, legal, valid, binding and enforceable. If any provision of this Agreement is held illegal, void, invalid or unenforceable in its entirety, the remaining provisions of this Agreement will not in any way be affected or impaired but will remain valid, binding and enforceable in accordance with their terms.

         (g) NO DURESS OR COERCION: This Agreement (including the release contained in paragraph 5) is freely and voluntarily entered into by each Party without duress or coercion and after consultation with counsel or the right to such consultation; and each Party has carefully and completely read all of the terms and provisions of this Agreement.


IN WITNESS WHEREOF, the Parties have signed this Agreement on the date set forth in the introductory paragraph above.


              THIS IS AN AGREEMENT FOR RELEASE AND WAIVER OF CLAIMS




______________________________             GANTOS,INC.
Neal Gottfried

Date:________________                      By: ____________________________
                                               Arlene H. Stern
                                               Its: President & CEO

                                           Date:___________________


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I UNDERSTAND THAT BY THIS AGREEMENT I AM WAIVING ANY RIGHTS I MAY PRESENTLY HAVE
UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED. I ENTER INTO THIS AGREEMENT FREELY AND VOLUNTARILY WITHOUT ANY DURESS OR COERCION, AND AFTER I
HAVE CAREFULLY AND COMPLETELY READ ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. I HAVE BEEN ADVISED TO CONSULT WITH LEGAL COUNSEL AND UNDERSTAND I WILL BE ALLOWED TO CONSIDER THIS AGREEMENT FOR TWENTY-ONE (21) DAYS, PRIOR TO SIGNING IT. I UNDERSTAND THAT THIS AGREEMENT SHALL NOT BECOME EFFECTIVE FOR
SEVEN (7) DAYS FOLLOWING THE DATE IT IS SIGNED, DURING WHICH TIME I MAY REVOKE THE AGREEMENT BY WRITTEN NOTICE TO THE EMPLOYER. I UNDERSTAND FURTHER THAT PAYMENTS TO BE MADE TO ME AS PROVIDED IN THIS AGREEMENT WILL NOT COMMENCE UNTIL THE EXPIRATION OF SUCH SEVEN (7) DAYS.


WITNESSES:

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                                                    EMPLOYER



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                                                    EMPLOYEE













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